EXHIBIT 5


                                February 12, 1998


Arizona Public Service Company
400 N. Fifth Street
Phoenix, AZ 85004

Ladies and Gentlemen:

         You have requested our opinion as counsel for Arizona Public Service Company, an Arizona corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the proposed offering of up to $4,000,000 of deferred compensation obligations under the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "Plan"), as contemplated in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about February 12, 1998 (the "Registration Statement").

         We have examined the Company's Registration Statement, the Plan, the Articles of Incorporation and By-Laws of the Company, and resolutions adopted by the Company's Board of Directors. In addition, we have examined such corporate records, certificates, and other documents (of which we are aware) as we have considered necessary or appropriate for the purposes of this opinion.

         On the basis of the foregoing, it is our opinion that the obligations under the Plan will, when arising under the Plan in accordance with its terms, constitute valid and binding obligations of the Company.

         In connection with this opinion, we have assumed the authenticity of original documents and the genuineness of all signatures and the conformity to the originals of all documents submitted to us as copies.

         Our opinion is qualified to the extent that enforcement of obligations issued under the Plan may be subject to applicable federal or state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, or other laws or court decisions relating to or affecting the rights of creditors generally and may be limited by equitable principles of general applicability, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination, and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law or whether codified by statutes).
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Arizona Public Service Company
Page 2
February 12, 1998


         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Snell & Wilmer L.L.P.